UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2013

CNL HEALTHCARE PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54685	27-2876363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On August 29, 2013, we, through subsidiaries of our operating partnership CHP Partners, LP, completed the acquisition of three senior housing communities, two in Lubbock, Texas and one in Oklahoma City, Oklahoma, as well as a parcel of vacant land adjacent to the senior housing communities in Lubbock, Texas (collectively, the “South Bay Properties”), and related material contracts, pursuant to three purchase and sale agreements, each dated as of July 3, 2013, for an aggregate purchase price of approximately $80.5 million. The South Bay Properties feature an aggregate of 447 residential units comprised of 320 independent living units, 97 assisted living units and 30 memory care units. The South Bay Properties feature an aggregate of 524 usable beds and 177 licensed beds.

Pursuant to the first purchase and sale agreement we acquired for an aggregate purchase price of approximately $55.0 million: (i) fee simple interests in land and improvements which constitute the senior housing community known as “The Isle at Raider Ranch” from RR AL Care Group Limited Partnership; and (ii) fee simple interests in land and improvements which constitute the senior housing community known as “The Club at Raider Ranch” from RR IL Care Group Limited Partnership (collectively, the “Lubbock Communities”). Pursuant to the second purchase and sale agreement with Raider Ranch LP, for a purchase price of approximately $3.0 million, we acquired a fee simple interest in vacant land adjacent to the Lubbock Communities (the “Raider Ranch Land”) upon which we anticipate the development of complementary senior housing facilities. Pursuant to the third purchase and sale agreement with Oklahoma Care Group, LP, for a purchase price of approximately $22.5 million, we acquired a fee simple interest in the land and improvements which constitute the senior housing community in Oklahoma City, Oklahoma known as the “Town Village”. Each of the sellers of the South Bay Properties, none of which are affiliated with us, are affiliates of South Bay Partners, Ltd., a full-service real estate development company headquartered in Dallas, Texas that specializes in senior housing (“South Bay Partners”).

The acquisition of the South Bay Properties was completed with cash; however, we expect that we will finance a portion of the aggregate purchase price of the South Bay Properties through the Revolving Credit Facility with KeyBank National Association which we entered into on August 19, 2013, the terms of which were previously reported on Form 8-K dated August 19, 2013 and filed with the Securities Exchange Commission on August 21, 2013.

The following table lists each of the South Bay Properties except the Raider Ranch Land, its location, square footage, usable beds, licensed beds, occupancy rate as of July 31, 2013, year built, average monthly RevPOU and purchase price:

South Bay Properties	Location	Square Footage	Usable Beds	Licensed Beds	Occupancy % as of 7/31/2013	Year Built	Average Monthly RevPOU (1)	Purchase Price (in millions)
The Club at Raider Ranch	Lubbock, TX	236,871	187	0	100%	2009	$3,288	$30.0
The Isle at Raider Ranch	Lubbock, TX	99,033	141	160	94%	2009	$4,281	$25.0
Town Village	Oklahoma City, OK	207,922	196	17	91%	2002	$2,117	$22.5

Total/Avg.:		543,826	524	177	95% (avg.)	6.3 years (avg.)	$3,229	$77.50

(1)	Average monthly revenue per occupied unit (“RevPOU”) in the post-acquisition period of June 30, 2013.

On August 19, 2013, we, through our subsidiaries which own The Club at Raider Ranch, The Isle at Raider Ranch and Town Village, entered into two separate management agreements effective August 29, 2013 (the “South Bay Management Agreements”) pursuant to which for a five-year term Integrated Senior Living, LLC (“Integrated Senior Living”) serves as the management company of the South Bay Properties for a management fee equal to 5% of gross collected monthly revenues on the South Bay Properties. In addition to standard termination provisions, after December 31, 2014, in the event that adjusted net operating income as defined the in the management agreement for any South Bay Property does not equal or exceed the applicable performance threshold set forth in the agreement, then upon 90 days’ prior written notice we have the ability to terminate the applicable South Bay Management Agreements with respect to such property. We are also able to terminate the South Bay Management Agreements during the term upon 60 days’ prior written notice and payment to Integrated Senior Living of a termination fee equal to the lesser of (i) the average of the management fee for the prior three months multiplied by 24; or (ii) the average of the management fee for the prior three months multiplied the number of months remaining in the term. Pursuant to the South Bay Management Agreements, Integrated Senior Living is subject to non-competition and non-solicitation provisions. In addition, pursuant to the South Bay Management Agreements, for one year Integrated Senior Living may not develop a competitive property within five miles of any South Bay Property without first offering us the ability to co-invest in such property.

On August 29, 2013, we, through our subsidiary which owns the Raider Ranch Land, entered into the Development Services Agreement (the “Raider Ranch Development Agreement”), pursuant to which effective August 29, 2013, South Bay Partners will provide services related to the development of a senior housing community on the Raider Ranch Land (the “Raider Ranch Project”) through all phases of development (the “Raider Ranch Project Phases”). As consideration for the development services, we will pay South Bay Partners a development fee equal to 4% of the total approved development costs of each Raider Ranch Project Phase payable as follows: (i) 20% as the initial development fee payable upon groundbreaking of each Raider Ranch Project Phase; (ii) 70% payable monthly payable for the estimated number of months necessary to complete construction of each Raider Ranch Project Phase; and (iii) 10% payable after completion of construction and when the operations of the Raider Ranch Project Phase support a debt service coverage ratio of 1.10:100 for a trailing six month period. In connection with each Raider Ranch Project Phase, we will also pay South Bay Partners a promoted interest payment (“South Bay Promoted Interest”) in the event net operating income as defined the Raider Ranch Development Agreement, for the Raider Ranch Project Phase meets or exceeds certain stabilization thresholds as defined in the Raider Ranch Development Agreement. Prior to groundbreaking on each Raider Ranch Project Phase, Craig W. Spaulding, a principal of South Bay Partners, will provide a construction guaranty.

We paid our advisor an aggregate investment services fee of approximately $1.5 million in connection with the acquisition of the South Bay Properties, which is equal to 1.85% of the aggregate purchase price of the South Bay Properties.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The required financial statements for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this Initial Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The required pro forma financial information for the transaction described in Item 2.01 above will be filed in accordance with Article 11 of Regulation S-X under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this Initial Current Report on Form 8-K is required to be filed.

(c)	Not applicable

(d)	Exhibits

10.1	Amendment to Purchase and Sale Agreement dated August 19, 2013 between Oklahoma Care Group, LP and CHP Partners, LP (Filed herewith.)

10.2	Amendment to Purchase and Sale Agreement dated August 19, 2013 between Raider Ranch, LP and CHP Partners, LP (Filed herewith.)

10.3	Amendment to Purchase and Sale Agreement dated August 19, 2013 between RR AL Care Group Limited Partnership and RR IL Care Group Limited Partnership and CHP Partners, LP (Filed herewith.)

10.4	Assignment of Purchase Agreement dated August 28, 2013 by and among CHP Partners, LP and CHP Town Village OK Owner, LLC and CHP Town Village OK Tenant Corp. (Filed herewith.)

10.5	Assignment of Purchase Agreement dated August 28, 2013 by and among CHP Partners, LP and CHP Raider Ranch TX Owner, LLC (Filed herewith.)

10.6	Assignment of Purchase Agreement dated August 28, 2013 by and among CHP Partners, LP and CHP Raider Ranch TX Senior Housing Owner, LLC and CHP Raider Ranch TX Tenant Corp. (Filed herewith.)

10.7	Management Services Agreement dated August 19, 2013 by and between CHP Town Village OK Tenant Corp. and Integrated Senior Living LLC (Filed herewith.)

10.8	Management Services Agreement dated August 19, 2013 by and between CHP Raider Ranch TX Tenant Corp. and Integrated Senior Living LLC (Filed herewith.)

10.9	Development Services Agreement dated August 19, 2013 by and between CHP Raider Ranch TX Senior Housing Owner, LLC and South Bay Partners, Ltd. (Filed herewith.)

Caution Concerning Forward-Looking Statements

The information above contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; availability of proceeds from our offering of our shares; our failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; our ability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; risks related to development projects or acquired property value-add conversions, including construction delays and cost overruns; inability to obtain necessary permits and/or public opposition to these activities; our ability to make necessary improvements to properties on a timely or cost-efficient basis; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting our properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of our accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners, if applicable; increases in operating costs and other expenses; uninsured losses or losses in excess of our insurance coverage; the impact of outstanding and/or potential litigation; risks associated with our tax structuring; failure to qualify and maintain our REIT qualification; and our ability to protect our intellectual property and the value of our brand. Given these uncertainties, we caution you not to place undue reliance on such statements. For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, and our registration statement on Form S-11 and the sticker supplements and amendments thereto, copies of which may be obtained from our website at http://www.cnlhealthcareproperties.com.

We undertake no obligation to publicly release the results of any revisions to these forward looking-statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2013		CNL HEALTHCARE PROPERTIES, INC. a Maryland Corporation

	By:	/s/ Joseph T. Johnson
Joseph T. Johnson
Chief Financial Officer, Senior Vice President and Treasurer